UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 14, 2014
(Date of earliest event reported)

FORESTAR GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	Commission File Number	26-1336998
(State or other jurisdiction of incorporation or organization)	001-33662	(I.R.S. Employer Identification No.)

6300 Bee Cave Road, Building Two, Suite 500
Austin, Texas 78746
(Address of principal executive offices) (zip code)

(512) 433-5200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K with respect to the Credit Agreement (as defined herein) is hereby incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On March 14, 2014, Forestar Group Inc. (the “Company”) entered into a First Amendment to the Second Amended and Restated Revolving and Term Credit Agreement among the Company; Forestar (USA) Real Estate Group Inc. (“Borrower”), and certain of its wholly-owned subsidiaries signatory thereto; KeyBank National Association, as lender, swing line lender and agent; the lenders party thereto; and the other parties thereto (the “Credit Agreement”) in order to permit the Company to incur up to $300,000,000 of additional bond indebtedness.

The foregoing summary of the Credit Agreement amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Credit Agreement amendment filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description of Exhibit

10.1
First Amendment dated March 14, 2014 to the Second Amended and Restated Revolving and Term Credit Agreement dated September 14, 2012, by and among the Company; Forestar (USA) Real Estate Group Inc. and certain of its wholly-owned subsidiaries signatory thereto; KeyBank National Association, as lender, swing line lender and agent; the lenders party thereto; and the other parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESTAR GROUP INC.

Date: March 14, 2014	By:	/s/ Christopher L. Nines
		Name:	Christopher L. Nines
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1
First Amendment dated March 14, 2014 to the Second Amended and Restated Revolving and Term Credit Agreement dated September 14, 2012, by and among the Company; Forestar (USA) Real Estate Group Inc. and certain of its wholly-owned subsidiaries signatory thereto; KeyBank National Association, as lender, swing line lender and agent; the lenders party thereto; and the other parties thereto.

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